Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Leslie Buttorff, certify that:

1. I have reviewed this annual report on Form 10-K/A of Panacea Life Sciences Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 17, 2022

/s/ Leslie Buttorff
Leslie Buttorff Principal Executive Officer and Principal Financial Officer